EXHIBIT 23











CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-109615 of General Motors Corporation on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States for the year ended December 31, 2003.

/s/DELOITTE & TOUCH LLP
-----------------------
Deloitte & Touch LLP


Detroit, Michigan
June 25, 2004

























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